Exhibit 4

JOINT FILER AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including any amendments thereto) with respect to the common stock, par value $.006 per share, of Parallel Technologies, Inc., a Nevada corporation.  The undersigned further consent and agree to the inclusion of this agreement as an exhibit to such Schedule 13D.  This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this agreement as of the December 23, 2005.

CHINAMERICA FUND, LP

BY:	CHINAMERICA PARTNERS, L.P.
Its General Partner,

BY:	CHINAMERICA HOLDINGS, L.L.C.
Its General Partner

By:
	Name:	Beau Johnson
	Title:	Managing Member

CHINAMERICA DALIAN FUSHI
ACQUISITION LLC

BY:	CHINAMERICA HOLDINGS, L.L.C.
Its Manager

By:
	Name:	Beau Johnson
	Title:	Managing Member